                                                                   Exhibit 10.65

                        WAIVER AND AMENDMENT AGREEMENT
                        ------------------------------


      THIS WAIVER AND AMENDMENT AGREEMENT ("Agreement") is made and entered into as of November 2, 2000 by and among Aviation Group, Inc. ("AVG"), travelbyus.com ltd. ("TBU"), SW Pelham Fund, L. P. ("Pelham") and Curtis Holdings, Inc. ("CHI").

                              W I T N E S S E T H

      WHEREAS, by a certain Promissory Note dated May 9, 2000 (the "Note"), AVG promised to pay to Pelham the principal sum of US$3,000,000.00, with interest payable thereon quarterly, commencing August 9, 2000 and each November, February, May and August thereafter, all as provided in the Note;

      WHEREAS, in connection with the transaction pursuant to which the Note was issued, AVG issued to Pelham Warrants to purchase 225,000 shares of the Common Stock of AVG (the "Warrants");

      WHEREAS, the terms of the Warrant Agreement dated as of May 9, 2000 between AVG and Pelham (the "Warrant Agreement") provide that the Warrants may not be exercised until the shareholders of AVG approve the Warrant Agreement;

      WHEREAS, TBU guaranteed all of the obligations of AVG under the Note pursuant to a Guaranty date as of May 9, 2000 from TBU in favor of Pelham (the "Guaranty");

      WHEREAS, the Company failed timely to make an interest payment due under the Note in accordance with the terms thereof, resulting in an "Event of Default" under Section 5(1) of the Note, which has been cured by payment received by Pelham;

      WHEREAS, a "Repayment Event" occurred under Section 4(ii) of the Note as a result of the failure to consummate the Arrangement (as defined in the Note) on or before September 30, 2000;

      WHEREAS, AVG has requested that Pelham waive its right to accelerate the entire outstanding amount of the Note as a result of the occurrence of the aforementioned Event of Default and/or Repayment Event;

      WHEREAS, CHI owns common shares of TBU, desires for the proposed Arrangement between TBU and AVG to be completed without being jeopardized by any acceleration of the Note by Pelham, has an owner who expects to share in a significant fee payable upon completion of the Arrangement and is willing to issue to Pelham an option to purchase 250,000 of its common shares of TBU exercisable upon exchange of the Warrants held by Pelham, if Pelham so elects;

      WHEREAS, Pelham is willing to grant such waiver only upon the terms and conditions set forth herein, including, without limitation, the terms amending the Note and the Warrants.

      NOW THEREFORE, in consideration of the promises and mutual covenants and conditions herein contained, AVG, TBU, CHI and Pelham agree as follows:

      1. AVG and TBU acknowledge and agree that an Event of Default and a Repayment Event under the Note have occurred and further acknowledge that because of the Event of Default and/or Repayment Event, Pelham has the right, if it so elects, to continue to enforce its rights and remedies under the Note, including accelerating the payment of all outstanding obligations thereunder.

      2. Subject to the terms and conditions set forth below, Pelham agrees to waive the cured Event of Default and the Repayment Event and agrees to forbear from enforcing its rights and remedies under the Note and the Guaranty until another Event of Default or Repayment Event under the Note, as amended hereby, occurs or until five (5) days after delivery of written notice from Pelham to AVG that AVG, TBU or CHI has failed to comply with any one of the terms of this Agreement.

      3. The Note shall be amended as follows, with the provisions hereof constituting an allonge to the Note, but with all other provisions of the Note continuing in full force and effect:

           (a) Section 4 of the Note is hereby deleted in its entirety and replaced with the following:

                4. Repayment Events. The occurrence of any one or more of the following events shall constitute a repayment event (each a "Repayment Event"): (i) the proposed arrangement between a wholly-owned subsidiary of AVG and TBU, on substantially the terms and conditions set forth in the Arrangement Agreement dated as of May 3, 2000, a copy of which has been provided to Lender and to counsel to Lender (the "Arrangement") is not consummated by December 31, 2000; or (ii) Bill Kerby ceases to be the Chief Executive Officer of AVG and its subsidiaries and actively involved in the management and operation thereof.

      4. The Warrant Agreement shall be restated in its entirety and reexecuted and shall reflect the following amendments:

           (a) The provisions requiring the shareholders of AVG to approve the Warrants as a condition to the exercisability of the Warrants shall be deleted;

           (b) The number of shares purchasable under the Warrants subject to the Warrant Agreement shall be increased from 225,000 shares to 250,000 shares;

           (c) The initial exercise price of the Warrants shall be reduced from U.S.$2.125 per share to U.S.$1.50 per share.

      5. Pelham shall surrender to AVG the existing Warrant Certificate representing the right to purchase 225,000 shares of Common Stock of AVG, and AVG will issue a new Warrant Certificate representing Warrants to purchase 250,000 shares of Common Stock of AVG in accordance with the terms of the amended and restated Warrant Agreement.

      6. AVG hereby represents and warrants that no approval of AVG's shareholders is required in connection with the issuance of the Warrants or the Common Stock issuable upon exercise thereof pursuant to the rules of the Nasdaq Stock Market, Inc. because of the listing of the Common Stock on the Nasdaq SmallCap Market or otherwise.

      7. AVG or TBU shall pay to Pelham a waiver fee of US$20,000 on or before December 31, 2000.

      8. AVG or TBU shall pay the fees and expenses of Pelham's legal counsel related to this Agreement (whether invoiced at the time of the execution of this Agreement or subsequently), subject to a maximum of US$5,000.

      9. TBU acknowledges that this Agreement and the transactions contemplated hereby will not negate the Guaranty, which TBU acknowledges remains in full force and effect.

      10. In connection herewith, CHI and Pelham shall execute a warrant exchange agreement containing terms similar to the Warrant Agreement whereby Pelham has the right to elect, in its sole discretion, to transfer the Warrants to CHI to permit exercise of options to purchase from CHI up to 250,000 of common shares of TBU (as adjusted) at an exercise price of US$1.50.

      11. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way any of Pelham's rights and remedies arising under the Note or the Guaranty.

      12. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without regard to principles of conflict of laws.

      13. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      14. AVG, TBU and CHI shall provide Pelham with a certified copy of corporate resolutions approving this Agreement and the transactions contemplated hereby.

  [Remainder of page intentionally left blank.  Next page is signature page.]

      IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.



                                 SW PELHAM FUND, L.P.

                                 By:  Pelham Capital Management, LLC,
                                      its General Partner

                                 By: Smith Whiley Investment Management, Inc., its Manager


                                 By:  /s/  Venita E. Fields
                                      ---------------------
                                 Name: Venita E. Fields
                                 Title:   Senior Managing Director


AVIATION GROUP, INC.


By:  /s/  Richard Morgan
     -------------------
  Name: Richard Morgan
  Title:   CEO and Executive Vice President


TRAVELBYUS.COM LTD.


By:  /s/  Bill Kerby
     ---------------
  Name: Bill Kerby
  Title:   CEO


CURTIS HOLDINGS, INC.


By:  /s/  William E. Curtis
     ----------------------
  Name: William E. Curtis
  Title:   President